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                                  Exhibit 99.1
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CONTACT: Bruce Zurlnick                      Cara O'Brien/ Melissa Myron
         Senior Vice President and           Media Contact: Stephanie Sampiere
         Chief Financial Officer             FD Morgen-Walke
         Finlay Enterprises, Inc.            (212) 850-5600
         (212) 808-2800



FOR IMMEDIATE RELEASE

           FINLAY ENTERPRISES RECEIVES DECISION FROM FEDERATED TO END
                             BURDINES LEASE IN 2004

        ~ FEDERATED CONFIRMS INTENTION TO RENEW ALL OTHER FINLAY LEASES ~

NEW YORK, NY - AUGUST 26, 2003 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced that, as discussed in its press release dated August 21, 2003, Federated Department Stores, Inc. will not renew Finlay's lease in the Burdines department store division due to the planned consolidation of the Burdines and Macy's stores in 2004. In addition, Federated confirmed its intention to renew its Bloomingdale's, Rich's/Lazarus and The Bon Marche leases with Finlay.

The termination of the lease, which expires January 31, 2004, will result in the closure of 46 Finlay departments in the Burdines division. In fiscal 2002, Finlay generated approximately $50 million of revenue from the Burdines departments. Upon closure of the Burdines departments, and including the four departments planned to open this fall in Bloomingdale's and The Bon Marche, Finlay will operate 117 departments with Federated.

As previously announced, the Company estimates an impact on fiscal 2003 earnings of approximately $1.5 million, or $0.10 per share, related to closing costs associated with losses on fixed asset disposal and severance. Approximately $1.0 million of these costs will be a non-cash charge. As such, the Company anticipates fiscal 2003 earnings per diluted share to be in the range of $2.20 to $2.30, excluding any potential charge for impairment of goodwill resulting from the store closings. In addition, Finlay expects the loss of sales volume due to the closure of the Burdine's departments to impact fiscal 2004 earnings in the range of $0.30 to $0.35 per share.








                                    - more -

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Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine
Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in fiscal 2002. The number of locations at the end of the second quarter of fiscal 2003 totaled 1,003 compared with 1,001 locations at the end of the second quarter of the prior year.


This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

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